UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2023

BSQUARE CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle, WA 98101
425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2023, at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Bsquare Corporation (the “Company”), the Company’s shareholders approved the three proposals listed below. The final voting results for each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 1, 2023.

1.	To elect Robert J. Chamberlain and Richard Karp as Class I Directors, to serve for the ensuing three years and until their respective successor is duly elected and qualified.

Name	Votes For	Withhold	Broker Non-Votes
Robert J. Chamberlain	6,814,788	916,020	5,803,446
Richard Karp	7,126,416	604,392	5,803,446

2.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,474,298	50,533	9,423	N/A

3.	To approve on an advisory basis the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,918,464	689,482	122,862	5,803,446

The Company's shareholders did not approve the proposal listed below. The final voting results for the proposal are set forth below.

1.	To approve and adopt amended and restated Articles of Incorporation to declassify the board of directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,245,128	398,163	87,517	5,803,446

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 16, 2023	By:	/s/ Cheryl A. Wynne
Chief Financial Officer, Secretary and Treasurer